                                        CALCULATION OF REGISTRATION FEE

                                                     Maximum Aggregate          Amount of Registration
Title of Each Class of Securities Offered            Offering Price                     Fee(1)
------------------------------------------         ---------------------      ---------------------------
96% Protected Currency-Linked Note                      $695.50                       $6,500,000

(1)  Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,652,225.08 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on
Form S-3 (No. 333-129243) filed by Morgan Stanley on October 25, 2005 and have been carried forward. The
$695.50 fee with respect to the $6,500,000 Notes sold pursuant to this registration statement is offset against those filing fees, and $2,394,368,37 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PROSPECTUS Dated January 25, 2006                                                        Pricing Supplement No. 13 to
PROSPECTUS SUPPLEMENT                                                           Registration Statement No. 333-131266
Dated January 25, 2006                                                                        Dated February 21, 2006
                                                                                                       Rule 424(b)(2)

                                                     $6,500,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   ------------------

                                96% Protected Currency-Linked Notes due March 2, 2007
                 Based on the Performance of a Basket of Four Currencies Relative to the U.S. Dollar

Unlike ordinary debt securities, the notes do not pay interest and do not guarantee a full return of principal at maturity. Instead, the notes will pay at maturity for each $1,000 principal amount of notes a minimum payment amount of
$960 plus a supplemental redemption amount, if any, based on whether an equally-weighted basket of four currencies strengthens relative to the U.S. dollar, as determined at maturity. The basket is composed of the Australian dollar, the
Canadian dollar, the European Union euro and the British pound, each of which we refer to as a basket currency and collectively as the basket currencies. In no event will the payment at maturity be less than the minimum payment amount of $960.

o    The principal amount and issue price of each note is $1,000.

o    We may increase the aggregate principal amount of the notes prior to the original issue date but are not required to do so.

o    We will not pay interest on the notes.

o    The minimum payment amount for each note is $960.

o    At maturity, you will receive, for each $1,000 principal amount of notes, the minimum payment amount plus a supplemental redemption amount, if any, based on the performance of the basket currencies relative to the U.S.
     dollar. The supplemental redemption amount will equal $1,000 times (x) the basket performance factor times (y)150%, which we refer to as the participation rate; provided that the supplemental redemption amount will not be less than zero.

o    The basket performance factor will equal the sum of (i) the Australian dollar performance value, (ii) the Canadian dollar performance value, (iii) the European Union euro performance value and (iv) the British pound performance value, each as determined on February 21, 2007, which we refer to as the valuation date.

     o    The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal (i) the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times (ii) 25%, which is the basket weighting for each basket currency.

          >    The initial exchange rate for each basket currency is equal to the exchange rate for such basket currency on February 21, 2006, the day we priced the notes for initial sale to the public.

          >    The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.

o    If the basket performance factor is less than or equal to zero, you will receive only the minimum payment amount of
     $960. The return of only the minimum payment amount at maturity will result in a loss on your investment in the notes.

o    Investing in the notes is not equivalent to investing in the basket currencies.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61746SCB3.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                     --------------
                                                       PRICE 100%
                                                     --------------

                                                                    Price to           Agent's             Proceeds to
                                                                     Public         Commissions((1))         Company
                                                              ------------------ ---------------------- ---------------
Per note.................................................           100%                1.25%              98.75%
Total....................................................        $6,500,000            $81,250           $6,418,750

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of
Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil.  Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval.  Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be
offered or sold publicly in Chile.  No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong
Kong.  The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of
Singapore.

     The notes may not be offered or sold to the public in the People's Republic of China (excluding Hong Kong,
Macau and Taiwan).

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley.  The return on the notes is linked to the performance of an equally-weighted basket of four currencies composed of the Australian dollar, the Canadian dollar, the European Union euro and the British pound.  These notes combine features of a debt investment and a foreign currency option by offering at maturity repayment of 96% of the issue price with the opportunity to participate in the appreciation, if any, of the underlying basket currencies against the U.S. dollar.  The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the value of a basket of currencies against the U.S. dollar.

Each note costs $1,000           We, Morgan Stanley, are offering you 96% Protected Currency-Linked Notes due March
                                 2, 2007, Based on the Performance of a Basket of Four Currencies Relative to the
                                 U.S. dollar, which we refer to as the notes.  The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The basket                       We have designed the notes to provide investors with exposure to a basket of G7 currencies.  If the basket of currencies strengthens against the U.S. dollar, you will receive a supplemental redemption amount in addition to the return of the minimum payment amount  of $960 per note that you hold at maturity.  If, on the other hand, the basket of currencies weakens relative to the U.S. dollar, the supplemental redemption amount will equal zero and you will receive only the minimum payment amount at maturity.

                                 The following table sets forth the basket currencies and the initial exchange rate for each basket currency.  The exchange rate for each of the Australian dollar, the
                                 European Union euro and the British pound is expressed as the number of U.S.
                                 dollars per unit of such basket currency.  The exchange rate for the Canadian dollar is expressed as the number of Canadian dollars per one U.S. dollar.  The
                                 Reuters Page for each exchange rate and the weighting of each basket currency in the basket:

                                                                                                      Percentage
                                                                                                        Weight
                             Basket Currency          Initial Exchange Rate        Reuters Page        in Basket
                         ------------------------ ---------------------------- -------------------- -------------
                         Australian dollar                    .73895                 WMRSPOT12            25%
                         Canadian dollar                     1.14605                 WMRSPOT09            25%
                         European Union Euro                 1.18995                 WMRSPOT05            25%
                         British pound                       1.74225                 WMRSPOT07            25%

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest.  Instead, at maturity, for each note that you hold, you will receive the minimum payment amount of $960 plus a supplemental redemption amount, if any, based on the performance of the equally-weighted basket of currencies.  The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 150%, which we refer to as the

                                                          PS-3

========================================================================================================================

                                 participation rate; provided that the supplemental redemption amount will not be less than zero. The basket performance factor will equal the sum of the basket performance values, whether positive or negative, for each basket currency.

                                 The performance value for each basket currency measures the change in strength of the basket currency against the U.S. dollar and will equal the percentage change, whether positive or negative, in the final exchange rate for such basket currency from the initial exchange rate for such basket currency times 25%, which is the basket weighting for each basket currency.  The initial exchange rate for each basket currency is the exchange rate for such basket currency on February 21, 2006, the day we priced the notes for initial sale to the public.  The final exchange rate for each basket currency will equal the exchange rate for such basket currency on the valuation date.

                                          The Minimum Payment Amount Provides Only 96% Principal Protection

                                 At maturity, we will pay you at least the minimum payment amount of $960 plus the supplemental redemption amount, if any.  However, if the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the principal amount of $1,000 per note at maturity.

                                                                  Payment at Maturity

                                 The payment at maturity will be calculated as follows:

                                 Payment at maturity = minimum payment amount + supplemental redemption amount

                                 Beginning on PS-7, we have provided examples of hypothetical payouts on the notes.

                                   The Supplemental Redemption Amount is Linked to the Performance of the Basket of
                                                     Four Currencies Relative to the U.S. Dollar

                                 The supplemental redemption amount will equal (i) $1,000 times (ii) the basket performance factor times (iii) 150%, which we refer to as the participation rate;
                                 provided that the supplemental redemption amount will not be less than zero.  The supplemental redemption amount will be calculated as follows:

                                 supplemental redemption amount = $1,000 x basket performance factor x participation rate where:

                                 basket performance factor  =  the sum of (i) the Australian dollar performance value,
                                                               (ii) the Canadian dollar performance value, (iii) the
                                                               European Union euro performance value and (iv) the
                                                               British pound dollar performance value, each as
                                                               determined on the valuation date; and

                                            valuation date  =  February 21, 2007, subject to adjustment in the event of a non-currency business day;

                                                          PS-4

========================================================================================================================

                         and where:

                                                            Currency Performance Values
                                                       ------------------------------------------
                                                                                                         Basket
                                                                                                        Weighting
                                                                                                        ---------
                             Australian dollar      [ Final Australian dollar exchange rate       ]
                             performance value     =[ --------------------------------------  -1  ]  x      .25
                                                    [ Initial Australian dollar exchange rate     ]

                             Canadian dollar        [ Initial Canadian dollar exchange rate      ]
                             performance value     =[ --------------------------------------  -1 ]  x      .25
                                                    [  Final Canadian dollar exchange rate       ]

                             European Union Euro    [ Final European Union euro exchange rate     ]
                             performance value     =[ --------------------------------------- -1  ]  x      .25
                                                    [  Initial European Union Euro exchange       ]
                                                                       rate

                             British pound          [   Final British pound exchange rate         ]
                             performance value     =[ -------------------------------------- -1   ]  x      .25
                                                    [  Initial British pound exchange rate        ]

                                 If the basket performance factor, which is the sum of all the basket currencies'
                                 individual performance values, is equal to or less than zero, the supplemental redemption amount will be zero.  In that case, you will receive at maturity only the minimum payment amount of $960 for each $1,000 principal amount of notes that you hold and will not receive any supplemental redemption amount, which amount will be less than the $1,000 principal amount per note.

                                 You can review a table of historical high, low and quarter-end daily exchange rates of each of the basket currencies for each calendar quarter in the period from
                                 January 1, 2001 through February 21, 2006, as published by Bloomberg Financial
                                 Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1,
                                 2001 through February 21, 2006 in this pricing supplement under "Description of
                                 Notes--Historical Information" and "--Historical Graph."  Such daily exchange rate for each of the Australian dollar, the European Union euro and the British pound is expressed as the number of U.S. dollars per unit of such basket currency and such exchange rate for the Canadian dollar is expressed as Canadian dollars per one U.S.
                                 dollar.  You cannot predict the future performance of the basket currencies based on their historical performance.

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to      notes.  You may revoke your offer to purchase the notes at any time prior to the
our acceptance                   time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. has determined the initial exchange rate for each basket currency and will determine the final exchange rate for each basket currency, the basket currencies' performance values and the basket performance factor, and will calculate the supplemental redemption amount, if any, you will receive at maturity.

                                                          PS-5

========================================================================================================================

Although the matter is not       Although the matter is not free from doubt, the notes will be treated as
free from doubt, the notes       "short-term" debt instruments for U.S. federal income tax purposes, as described in
will be treated as               the section of this pricing supplement called "Description of Notes--United States
"short-term" debt instruments    Federal Income Taxation."  There is no direct legal authority that addresses the
for U.S. federal income tax      proper tax treatment  of short-term debt instruments similar to the notes, and,
purposes.  However, certain      consequently, certain aspects of the tax treatment of the notes are uncertain.
aspects of the tax treatment     Please read carefully the section of this pricing supplement called "Description of
of an investment in the notes    Notes--United States Federal Income Taxation" and also the sections called "United
are uncertain.                   States Federal Taxation--Tax Consequences to U.S. Holders--Notes--Short-Term Notes,"
                                 "United States Federal Taxation--Tax Consequences to U.S. Holders--Notes--Foreign
                                 Currency Notes" and "United States Federal Taxation--Tax Consequences to U.S.
                                 Holders--Backup Withholding and Information Reporting" in the accompanying prospectus supplement.  The sections in the accompanying prospectus supplement referred to above are hereafter referred to as the "Tax Disclosure Sections."

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note
information on the notes         program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate Notes" and "--Currency-Linked
                                 Notes."

                                 Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."  The tax treatment of investments in currency-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of Notes--United States
                                 Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                 761-4000).

                                                          PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the basket performance factor is greater than zero, for each $1,000 principal amount of notes that you hold, you will receive the minimum payment amount of $960 plus a supplemental redemption amount, if any, calculated on the valuation date as follows: (i) $1,000 times (ii) the basket performance factor times (iii) the participation rate.  If the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the $1,000 principal amount at maturity.

     Presented below are hypothetical examples showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example 1:

     All the currency performance values are positive.

     Participation Rate:            150%
     Minimum Payment Amount:        $960

     For each of the Australian dollar, the European Union euro and the British pound, the currency performance value will equal:

                                                [   Final Exchange Rate        ]
                Currency Performance Value   =  [   ----------------------  -1 ]    x      basket weighting
                                                [   Initial Exchange Rate      ]

     For the Canadian dollar, the currency performance value will equal:

                                                [  Initial Exchange Rate      ]
               Currency Performance Value    =  [  ---------------------   -1 ]   x      basket weighting
                                                [  Final Exchange Rate        ]

     For example, the currency performance value of the Australian dollar (assuming the initial and hypothetical final exchange rates as provided in the table below) would be calculated as follows:

              [    .738950     ]
              [    -------  -1 ]        x  .25         =        3%
              [    .827624     ]

     In the hypothetical calculation above, the Australian dollar has strengthened 12% against the U.S. dollar. The
Australian dollar performance value is therefore 3%.  The performance values for the remaining three currencies are shown in the last column in the table below assuming the same 12% strengthening against the U.S. dollar.

                                                                                                   Hypothetical
                                  Percentage Weight                         Hypothetical Final       Currency
                                   of Currencies in    Initial Exchange          Exchange          Performance
              Currency                the Basket             Rate                  Rate               Values
------------------------------ --------------------- -------------------- --------------------- -----------------
Australian dollar                        25%                .738950               .827624             3.00%
Canadian dollar                          25%               1.146050              1.023259             3.00%
European Union Euro                      25%               1.189950              1.332744             3.00%
British pound                            25%               1.742250              1.951320             3.00%
                                                                                                 ----------------
                                                                      Basket Performance Factor       12.00%

     Each basket currency in the above example has strengthened 12% against the U.S. dollar.  The basket performance factor equals the sum of the four individual currency performance values and, accordingly, the basket performance factor is 12%.  The supplemental redemption amount is therefore calculated as follows:

                                                          PS-7

========================================================================================================================

          Supplemental Redemption Amount   =  $1,000 x  basket performance factor    x   participation rate

          So, in the hypothetical example above,

          Supplemental Redemption Amount per note    =  $1,000   x    12%    x   150%   =   $180

     Therefore, in the hypothetical example above, the total payment at maturity per note will equal $1,140, which is the sum of the minimum payment amount of $960 and a supplemental redemption amount of $180.

Example 2:
----------

Three currency performance values are positive and one is negative.

     Participation Rate:            150%
     Minimum Payment Amount:        $960

                                      Percentage Weight                           Hypothetical        Hypothetical
                                       of Currencies in    Initial Exchange      Final Exchange         Currency
              Currency                    the Basket             Rate                 Rate         Performance Values
---------------------------------- ---------------------- -------------------- ------------------ ---------------------
Australian dollar                            25%                .738950              .827624             3.00%
Canadian dollar                              25%               1.146050             1.023259             3.00%
European Union Euro                          25%               1.189950             1.332744             3.00%
British pound                                25%               1.742250             1.250000            -7.06%
                                                                                                   -------------------
                                                                        Basket Performance Factor        1.94%

Supplemental Redemption Amount per note          =   $1,000    x    1.94%     x    150%     =    $29.10

     In the above example, three of the four basket currencies--the Australian dollar, the Canadian dollar and the
European Union euro (with a combined basket weighting of 75% of the basket)--each strengthened against the U.S.
dollar over the term of the notes, but the remaining basket currency--the British pound (with a basket weighting of
25% of the basket)-- weakened against the U.S. dollar over the term of the notes.  Accordingly, although three of the basket currencies have positive performance values and only one has a negative performance value as of the valuation date, the basket performance factor is only 1.94%.  Because the basket performance factor is not sufficiently greater than zero, the supplemental redemption amount of $29.10, along with the payment of the minimum payment amount at maturity, is less than the $1,000 principal amount of the notes.  The payment at maturity of
$989.10 represents an approximately 1% loss per each $1,000 principal amount of notes, though the basket performed positively over the term of the notes.

     You can review a table of historical high, low and quarter-end daily exchange rates of each of the basket currencies for each calendar quarter in the period from January 1, 2001 through February 21, 2006, as published by
Bloomberg Financial Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1, 2001 through February 21, 2006 in this pricing supplement under "Description of Notes--Historical Information" and "--Historical Graph."  Such daily exchange rate for each of the Australian dollar, the European Union euro and the British pound is expressed as the number of U.S.
dollars per unit of such basket currency and such exchange rate for the Canadian dollar is expressed as Canadian dollars per one U.S. dollar.

                                                          PS-8

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  This section describes the most significant risks relating to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we
the notes do not pay interest    will not pay interest on the notes and the notes do not guarantee a full return of the principal amount at maturity.  Because of the variable nature of the supplemental redemption amount due at maturity, which may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security and may be less than your initial investment in the notes.  The return of only the minimum payment amount at maturity will result in a loss on your investment in the notes.  The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the performance of a basket of currencies relative to the U.S. dollars.

The notes may pay less than      We do not guarantee full return of principal at maturity.  If the supplemental
the principal amount at          redemption amount due at maturity is equal to zero, you will receive at maturity
maturity                         for each $1,000 principal amount of notes that you hold only the minimum payment amount of $960.  If the basket performance factor is less than, equal to, or not sufficiently greater than, zero, you will receive less than the $1,000 principal amount per note at maturity.

The notes are subject to         Fluctuations in the exchange rates between the U.S. dollar and the basket
currency exchange risk           currencies will affect the value of the notes.

                                 The exchange rates between the basket currencies and the U.S. dollar are the result of the supply of, and the demand for, those basket currencies.  Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and the United States, including economic and political developments in other countries.

                                 Of particular importance to potential currency exchange risk are:

                                 o    existing and expected rates of inflation

                                 o    existing and expected interest rate levels

                                 o    the balance of payments

                                 o    the extent of governmental surpluses or deficits in the relevant foreign country and the United States of America

                                 All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to the international trade and finance.

The notes will not be listed     The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS &
                                 Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes.

                                                          PS-9

========================================================================================================================

Market price of the notes will   Several factors, some of which are beyond our control, will influence the value of
be influenced by many            the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market.  As noted above, we expect that the exchange rate for the basket currencies on any day will affect the value of the notes more than any other single factor.  Other factors that may influence the value of the notes include:

                                 o    the volatility (frequency and magnitude of changes in value) of the basket currencies relative to the U.S. dollar

                                 o    interest and yield rates in the U.S. market and in the markets for each of the basket currencies

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the basket currencies or currencies markets generally and that may affect the final exchange rates

                                 o    the time remaining to the maturity of the notes

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale the exchange rates for certain or all of the basket currencies have weakened against the U.S. dollar or if interest rates rise.

                                 You cannot predict the future performance of the basket currencies based on their historical performance.  We cannot guarantee that the basket performance factor will be positive so that you will receive at maturity an amount in excess of the minimum payment amount of the notes.

Intervention in the currency     Specific currencies' exchange rates are volatile and are affected by numerous
markets by the countries         factors specific to each foreign country.  Foreign exchange rates can be fixed by
issuing the basket currencies    the sovereign government, allowed to float within a range of exchange rates set by
could materially and adversely   the government, or left to float freely.  Governments, including those issuing the
affect the value of the notes    basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.
                                 Thus, a special risk in purchasing the notes is that their liquidity, trading value and amount payable could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.  There will be no offsetting adjustment or change made during the term of the notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any basket currency should be altered or removed.  Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the basket currencies or the U.S. dollar, or any other currency.

                                 A weakening in the exchange rate of any of the basket currencies relative to the
                                 U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

                                                         PS-10

========================================================================================================================

Even though currencies trade     The Interbank market in foreign currencies is a global, around-the-clock market.
around-the-clock, the notes      Therefore, the hours of trading for the notes, if any trading market develops, will
will not                         not conform to the hours during which the basket currencies are traded.
                                 Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.
                                 The possibility of these movements should be taken into account in relating the value of the notes to those in the underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.
                                 Reasonably current bid and offer information is available in certain brokers'
                                 offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the supplemental redemption amount.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the exchange rate     Exchange rate movements in the basket currencies may not correlate with each
of one or more of the basket     other.  At a time when one or more of the basket currencies strengthens relative to
currencies may offset each       the U.S. dollar, the exchange rate of one or more of the other basket currencies
other                            may weaken relative the U.S. dollar or strengthen to a lesser extent. Therefore, in calculating the basket performance factor, the strengthening relative to the U.S.
                                 dollar of one or more of the basket currencies may be moderated, or wholly offset, by the weakening or lesser strengthening against the U.S. dollar of one or more of the other basket currencies.

                                 You can review a table of the historical high, low and quarter-end daily exchange rates of each of the basket currencies for each calendar quarter in the period from
                                 January 1, 2001 through February 21, 2006, as published by Bloomberg Financial
                                 Markets for such periods, and related graphs and a graph of the historical performance of the basket against the U.S. dollar for the period from January 1,
                                 2001 through February 21, 2006 based on such exchange rates in this pricing supplement under "Description of Notes--Historical Information" and "--Historical
                                 Graph."  You cannot predict the future performance of any of the basket currencies relative to the U.S. dollar or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies against the U.S. dollar, based on their historical performance.  In addition, there can be no assurance that the final exchange rates of any of the basket currencies will strengthen against the
                                 U.S. dollar, or that the sum of the performance values of the basket currencies will be positive.  If the basket performance factor is zero or less, you will receive at maturity only the minimum payment amount with respect the notes you hold.

Suspension or disruptions of     The currency markets are subject to temporary distortions or other disruptions due
market trading in the basket     to various factors, including government regulation and intervention, the lack of
currencies may adversely         liquidity in the markets, and the participation of speculators.  These
affect the value of the notes    circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the notes.

                                                         PS-11

========================================================================================================================

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. has determined the initial exchange rate for each basket currency and will determine the final exchange rate for each basket currency, the basket currencies' performance values, the basket performance factor, and calculate the supplemental redemption amount, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of a basket currency's exchange rate, may affect the payout to you at maturity.  See the sections of this pricing supplement called
                                 "Description of Notes--Exchange Rate" and "--Price Materiality Event."
                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity     MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and     out, hedging activities related to the notes (and possibly to other instruments
its affiliates could             linked to the basket currencies), including trading in forward and options
potentially adversely affect     contracts on the basket currencies as well as in other instruments related to the
the exchange rates of the        basket currencies.  MS & Co. and some of our other subsidiaries also trade the
basket currencies                basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities as of the date of this pricing supplement could potentially have decreased the initial exchange rates for the basket currencies and, as a result, could have decreased the exchange rates at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the minimum payment amount of the notes.
                                 Additionally, such hedging or trading activities on any day prior to the original issue date on which we increase the aggregate principal amount of the notes, or during the term of the notes could potentially affect the exchange rates of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

                                                         PS-12

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying  prospectus  supplement.  The term
"Notes" refers to each $1,000 principal amount of any of our 96% Protected  Currency-Linked  Notes Due March 2, 2007,
Based on the  Performance of a Basket of Four Currencies  Relative to the U.S.  Dollar.  In this pricing  supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...    $6,500,000

Original Issue Date
(Settlement Date )...........    March 3, 2006

Maturity Date................    March 2, 2007

Valuation Date...............    February 21, 2007, subject to adjustment if such date is not a Currency Business Day as described in the following paragraph. If February 21, 2007 is not a Currency Business
                                 Day with respect to any Basket Currency, the Valuation Date with respect to such Basket
                                 Currency will be the immediately preceding Currency Business Day with respect to such
                                 Basket Currency.

Interest Rate................    None

Specified Currency...........    U.S. dollars

CUSIP Number.................    61746SCB3

Minimum Denominations........    $1,000

Issue Price..................    $1,000 (100%)

Basket.......................    The following table sets forth the Basket Currencies, the Reuters Page for each Basket
                                 Currency and the Basket Weighting of each Basket Currency in the Basket:

                                      Basket Currency         Reuters Page     Basket Weighting
                                 ----------------------------------------------------------------
                                 Australian dollar              WMRSPOT12            25%
                                 Canadian dollar                WMRSPOT09            25%
                                 European Union euro            WMRSPOT05            25%
                                 British pound                  WMRSPOT07            25%

Maturity Redemption Amount...    At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the
                                 $1,000 principal amount of each Note an amount in cash equal to the Minimum Payment
                                 Amount plus the Supplemental Redemption Amount, if any, as determined by the
                                 Calculation Agent.

                                 We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                 Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Business Day preceding the Maturity Date, and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to
                                 DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount.......    $960

                                                         PS-13

========================================================================================================================

Supplemental Redemption
Amount.......................    The Supplemental Redemption Amount will equal (i) $1,000 times (ii) the Basket
                                 Performance Factor times (iii) the Participation Rate; provided that the Supplemental
                                 Redemption Amount will not be less than zero. The Calculation Agent will calculate the
                                 Supplemental Redemption Amount on the Valuation Date.

Basket Performance Factor....    The Basket Performance Factor is a percentage that is the sum of the performance values, whether positive or negative, for each of the Basket Currencies. The Basket
                                 Performance Factor is described by the following formula:

                                                 Australian Dollar Performance Value
                                                                  +
                                                  Canadian Dollar Performance Value
                                                                  +
                                                European Union Euro Performance Value
                                                                  +
                                                   British Pound Performance Value

Participation Rate...........    150%

Exchange Rate................    Exchange Rate means, on any Currency Business Day, with respect to each of the Basket
                                 Currencies, the rate for conversion of such Basket Currency into U.S. dollars
                                 (expressed, in the case of the Australian dollar, the European Union euro and the
                                 British pound as the number of U.S. dollars per unit of such Basket Currency and, in the case of the Canadian dollar, as the number of Canadian dollars per one U.S. dollar)
                                 as determined by reference to the rate displayed on the applicable Reuters Page for such Basket Currency on such Currency Business Day, as determined by the Calculation
                                 Agent; provided that if no such rate is displayed on the applicable Reuters Page or if such rate as displayed is, as determined by the Calculation Agent in its sole discretion, manifestly erroneous, for such day for any such Basket Currency, the
                                 Exchange Rate will equal the arithmetic mean, as determined by the Calculation Agent, of the firm quotes of exchange rates for conversion of such Basket Currency into U.S.
                                 dollars determined by at least five independent leading dealers, selected by the
                                 Calculation Agent (the "Reference Dealers"), in the underlying market for such Basket
                                 Currency taking into consideration the latest available quote for such exchange rate and any other information deemed relevant by such Reference Dealers; provided further that if (i) the difference between the highest and lowest exchange rates for conversion of any such Basket Currency determined by the Reference Dealers on such date pursuant to the previous clause of this sentence is greater than 1% or (ii) the Calculation
                                 Agent is unable to obtain five such quotes from the Reference Dealers on such date for any reason, the Exchange Rate for such Basket Currency shall be the exchange rate as determined by the Calculation Agent in good faith on such day taking into account any information deemed relevant by the Calculation Agent.

Currency Business Day........    Any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York and (ii) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occur in London, England.

                                                         PS-14

========================================================================================================================

Basket Weighting.............    For each Basket Currency, 25%.

Australian Dollar
Performance Value............    The Australian Dollar Performance Value is (i) a fraction, the numerator of which will be the Final Australian Dollar Exchange Rate and the denominator of which will be the
                                 Initial Australian Dollar Exchange Rate, minus one, times (ii) the Basket Weighting.
                                 The Australian Dollar Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               [ Final Australian Dollar Exchange Rate       ]
                                               [ --------------------------------------- - 1 ] x    .25
                                               [ Initial Australian Dollar Exchange Rate     ]

Final Australian Dollar
Exchange Rate................    The Exchange Rate for the Australian dollar at 4:00 p.m. London time on the Valuation
                                 Date as determined by the Calculation Agent.

Initial Australian Dollar
Exchange Rate................    .73895, the Exchange Rate for the Australian dollar at 4:00 p.m. London time on
                                 February 21, 2006, the day we priced the Notes for initial sale to the public.

Canadian Dollar Performance
Value........................    The Canadian Dollar Performance Value is (i) a fraction, the numerator of which will be the Initial Canadian Dollar Exchange Rate and the denominator of which will be the
                                 Final Canadian Dollar Exchange Rate, minus one, times (ii) the Basket Weighting. The
                                 Canadian Dollar Performance Value is described by the following formula and will be determined on the Valuation Date:

                                               [  Initial Canadian Dollar Exchange Rate      ]
                                               [  -------------------------------------  - 1 ] x    .25
                                               [  Final Canadian Dollar Exchange Rate        ]

Initial Canadian Dollar
Exchange Rate................    1.14605, the Exchange Rate for the Canadian dollar at 4:00 p.m. London time on February
                                 21, 2006, the day we priced the Notes for initial sale to the public.

Final Canadian Dollar
Exchange Rate................    The Exchange Rate for the Canadian dollar at 4:00 p.m. London time on the Valuation
                                 Date as determined by the Calculation Agent.

European Union Euro
Performance Value............    The European Union Euro Performance Value is (i) a fraction, the numerator of which will be the Final European Union Euro Exchange Rate and the denominator of which will be the Initial European Union Euro Exchange Rate, minus one, times (ii) the Basket
                                 Weighting. The European Union Euro Performance Value is described by the following formula and will be determined on the Valuation Date:

                                           [ Final European Union Euro Exchange Rate        ]
                                           [ ------------------------------------------ - 1 ]  x   .25
                                           [ Initial European Union Euro Exchange Rate      ]

Final European Union Euro
Exchange Rate................    The Exchange Rate for the European Union euro at 4:00 p.m. London time on the Valuation
                                 Date as determined by the Calculation Agent.

Initial European Union Euro
Exchange Rate................    1.18995, the Exchange Rate for the European Union euro at 4:00 p.m. London time on
                                 February 21, 2006, the day we priced the Notes for initial sale to the public.

                                                         PS-15

========================================================================================================================

British Pound Performance
Value........................    The British Pound Performance Value is (i) a fraction, the numerator of which will be the Final British Pound Exchange Rate and the denominator of which will be the Initial
                                 British Pound Exchange Rate, minus one, times (ii) the Basket Weighting. The British
                                 Pound Performance Value is described by the following formula and will be determined on the Valuation Date:

                                             [  Final British Pound Exchange Rate      ]
                                             [ ------------------------------------ - 1]   x   .25
                                             [ Initial British Pound Exchange Rate     ]

Final British Pound
Exchange Rate................    The Exchange Rate for the British Pound at 4:00 p.m. London time on the Valuation Date as determined by the Calculation Agent.

British Pound Exchange Rate...   1.74225, the Exchange Rate for the British Pound at 4:00 p.m. London time on February
                                 21, 2006, the day we priced the Notes for initial sale to the public.

Book Entry Note or
Certificated Note............    Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the
                                 Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global
                                 Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note.........................    Senior

Trustee......................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent........................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Reuters Page.................    The display page so designated on the Reuters Monitor Money Rates Service ("Reuters"),
                                 as noted under "--Basket Currency" above, or any other display page that may replace that display page on Reuters and any successor service thereto.

Alternate Exchange
 Calculation in Case of an
 Event of Default ...........    In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will be equal to the Minimum Payment Amount plus the Supplemental Redemption Amount, if any, determined as though the Exchange Rate of any Basket Currency on the Valuation Date were the Exchange Rate on the date of acceleration.

                                 If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the
                                 Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the
                                 Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                         PS-16

========================================================================================================================

Calculation Agent............    MS & Co.

                                 All determinations made by the Calculation Agent will be at the sole discretion of the
                                 Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                 All calculations with respect to the Exchange Rate for each Basket Currency on each
                                 Determination Date, the Basket Performance Factor and the Supplemental Redemption
                                 Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                 Because the Calculation Agent is our affiliate, the economic interests of the
                                 Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                 Calculation Agent must make in determining any Exchange Rate for a Basket Currency, the
                                 Basket Performance Factor and the Supplemental Redemption Amount. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Historical Information.......    The following tables set forth the published high, low and end of quarter daily exchange rates for each of the Basket Currencies for each calendar quarter from January
                                 1, 2001 to February 21, 2006, as published by Bloomberg Financial Markets for such periods. As set forth in the following tables, a high exchange rate for a given quarter indicates a weakening of the relevant Basket Currency against the U.S. dollar (except for the Canadian dollar), while a low exchange rate indicates a relative strengthening of that Basket Currency against the U.S. dollar (except for the Canadian dollar). The graphs following each Basket Currency's exchange rate table set forth the historical exchange rate performance of each respective Basket Currency for the period January 1,
                                 2001 to February 21, 2006 based on the exchange rates published by Bloomberg Financial
                                 Markets. Such exchange rates for the Australian dollar, the Canadian dollar, the
                                 European Union euro and the British pound on February 21, 2006 were 0.7387, 1.1491,
                                 1.1899 and 1.7421, respectively. The historical daily exchange rates for each of the
                                 Australian dollar, the European Union euro and the British pound are expressed as the number of U.S. dollars per unit of such Basket Currency and for the Canadian dollar as the number of Canadian dollars per one U.S. dollar. We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.
                                 The daily exchange rates published by Bloomberg Financial Markets may differ from the
                                 Exchange Rates as displayed on the applicable Reuters Page, pursuant to "--Exchange
                                 Rates." above. We will not use Bloomberg Financial Markets to determine the applicable
                                 Exchange Rate. The historical daily exchange rates and historical exchange rate performance of the Basket Currencies set forth below should not be

                                                         PS-17

========================================================================================================================

                                 taken as an indication of future performance. The Basket Performance Factor may be less than or equal to zero, so that you will receive only the Minimum Payment Amount of $960 per Note at maturity. We cannot give you any assurance that the Basket Performance
                                 Factor will be greater than zero or that you will receive any Supplemental Redemption
                                 Amount.

                                                         PS-18

========================================================================================================================

                                                          Australian dollar
                                          Historical High, Low and Period End Exchange Rates
                                              January 1, 2001 through February 21, 2006
                                          (expressed as U.S. dollars per Australian dollar)

                                     Australian dollar          High          Low       Period End
                                 ------------------------- ------------- ----------- --------------
                                 2001
                                 First Quarter..........       0.5719       0.4855        0.4855
                                 Second Quarter.........       0.5301       0.4789        0.5118
                                 Third Quarter..........       0.5357       0.4848        0.4913
                                 Fourth Quarter.........       0.5224       0.4952        0.5106
                                 2002
                                 First Quarter..........       0.5336       0.5069        0.5328
                                 Second Quarter.........       0.5753       0.5285        0.5634
                                 Third Quarter..........       0.5674       0.5272        0.5426
                                 Fourth Quarter.........       0.5669       0.5439        0.5653
                                 2003
                                 First Quarter..........       0.6163       0.5620        0.6010
                                 Second Quarter.........       0.6736       0.5986        0.6736
                                 Third Quarter..........       0.6810       0.6366        0.6801
                                 Fourth Quarter.........       0.7520       0.6791        0.7491
                                 2004
                                 First Quarter..........       0.7985       0.7336        0.7534
                                 Second Quarter.........       0.7668       0.6824        0.6993
                                 Third Quarter..........       0.7323       0.6885        0.7277
                                 Fourth Quarter.........       0.7917       0.7216        0.7798
                                 2005
                                 First Quarter..........       0.7984       0.7553        0.7705
                                 Second Quarter.........       0.7813       0.7495        0.7624
                                 Third Quarter..........       0.7750       0.7393        0.7620
                                 Fourth Quarter.........       0.7636       0.7242        0.7328
                                 2006
                                 First Quarter
                                    (through February
                                    21, 2006)...........       0.7582       0.7328        0.7387

                                                         PS-19

========================================================================================================================

                                                           Canadian dollar
                                          Historical High, Low and Period End Exchange Rates
                                              January 1, 2001 through February 21, 2006
                                           (expressed as Canadian dollars per U.S. dollar)

                                      Canadian dollar           High          Low       Period End
                                 ------------------------- ------------- ----------- --------------
                                 2001
                                 First Quarter..........       1.5756       1.4933        1.5756
                                 Second Quarter.........       1.5806       1.5143        1.5143
                                 Third Quarter..........       1.5792       1.5113        1.5792
                                 Fourth Quarter.........       1.6042       1.5582        1.5906
                                 2002
                                 First Quarter..........       1.6135       1.5772        1.5949
                                 Second Quarter.........       1.5998       1.5115        1.5173
                                 Third Quarter..........       1.5972       1.5123        1.5868
                                 Fourth Quarter.........       1.5967       1.5480        1.5761
                                 2003
                                 First Quarter..........       1.5766       1.4634        1.4724
                                 Second Quarter.........       1.4773       1.3342        1.3467
                                 Third Quarter..........       1.4166       1.3368        1.3521
                                 Fourth Quarter.........       1.3470       1.2931        1.2931
                                 2004
                                 First Quarter..........       1.3427       1.2716        1.3059
                                 Second Quarter.........       1.3967       1.3073        1.3328
                                 Third Quarter..........       1.3331       1.2613        1.2613
                                 Fourth Quarter.........       1.2717       1.1774        1.2041
                                 2005
                                 First Quarter..........       1.2553       1.2012        1.2167
                                 Second Quarter.........       1.2694       1.2143        1.2251
                                 Third Quarter..........       1.2436       1.1630        1.1630
                                 Fourth Quarter.........       1.1939       1.1501        1.1620
                                 2006
                                 First Quarter
                                    (through February
                                    21, 2006)...........       1.1707       1.1389        1.1491

                                                          PS20

========================================================================================================================

                                                         European Union euro
                                         Historical High, Low and Period End Exchange Rates
                                              January 1, 2001 through February 21, 2006
                                                (expressed as U.S. dollars per euro)

                                    European Union euro         High          Low       Period End
                                 ------------------------- ------------- ----------- --------------
                                 2001
                                 First Quarter..........       0.9570       0.8767        0.8767
                                 Second Quarter.........       0.9042       0.8424        0.8490
                                 Third Quarter..........       0.9277       0.8364        0.9114
                                 Fourth Quarter.........       0.9205       0.8770        0.8855
                                 2002
                                 First Quarter..........       0.9033       0.8593        0.8717
                                 Second Quarter.........       0.9914       0.8750        0.9914
                                 Third Quarter..........       1.0117       0.9660        0.9866
                                 Fourth Quarter.........       1.0492       0.9707        1.0479
                                 2003
                                 First Quarter..........       1.1054       1.0362        1.0778
                                 Second Quarter.........       1.1909       1.0695        1.1511
                                 Third Quarter..........       1.1656       1.0809        1.1656
                                 Fourth Quarter.........       1.2595       1.1416        1.2551
                                 2004
                                 First Quarter..........       1.2842       1.2128        1.2171
                                 Second Quarter.........       1.2365       1.1822        1.2199
                                 Third Quarter..........       1.2452       1.2011        1.2436
                                 Fourth Quarter.........       1.3637       1.2285        1.3637
                                 2005
                                 First Quarter..........       1.3554       1.2757        1.2915
                                 Second Quarter.........       1.3087       1.2032        1.2108
                                 Third Quarter..........       1.2542       1.1902        1.2026
                                 Fourth Quarter.........       1.2179       1.1670        1.1849
                                 2006
                                 First Quarter
                                    (through February
                                    21, 2006)...........       1.2307       1.1820        1.1899

                                                         PS-21

========================================================================================================================

                                                            British pound
                                          Historical High, Low and Period End Exchange Rates
                                              January 1, 2001 through February 21, 2006
                                            (expressed as U.S. dollars per British pound)

                                       British pound            High          Low       Period End
                                 ------------------------- ------------- ----------- --------------
                                 2001
                                 First Quarter..........       1.5038       1.4161        1.4161
                                 Second Quarter.........       1.4467       1.3727        1.4153
                                 Third Quarter..........       1.4763       1.3994        1.4743
                                 Fourth Quarter.........       1.4842       1.4095        1.4513
                                 2002
                                 First Quarter..........       1.4534       1.4082        1.4259
                                 Second Quarter.........       1.5335       1.4308        1.5335
                                 Third Quarter..........       1.5844       1.5201        1.5684
                                 Fourth Quarter.........       1.6100       1.5432        1.6027
                                 2003
                                 First Quarter..........       1.6552       1.5624        1.5740
                                 Second Quarter.........       1.6853       1.5541        1.6546
                                 Third Quarter..........       1.6691       1.5674        1.6618
                                 Fourth Quarter.........       1.7858       1.6624        1.7773
                                 2004
                                 First Quarter..........       1.9047       1.7830        1.8270
                                 Second Quarter.........       1.8572       1.7559        1.8203
                                 Third Quarter..........       1.8730       1.7731        1.8120
                                 Fourth Quarter.........       1.9467       1.7795        1.9255
                                 2005
                                 First Quarter..........       1.9291       1.8547        1.8784
                                 Second Quarter.........       1.9193       1.7915        1.7915
                                 Third Quarter..........       1.8444       1.7376        1.7643
                                 Fourth Quarter.........       1.7845       1.7142        1.7230
                                 2006
                                 First Quarter
                                    (through February
                                    21, 2006)...........       1.7875       1.7199        1.7421

                                                         PS-22

Historical Graph.............    The following graph sets forth the historical performance of the Basket against the
                                 U.S. dollar (assuming that each of the Basket Currencies is weighted as described in
                                 "--Basket" above at February 21, 2006) for the period from January 1, 2001 through
                                 February 21, 2006. The graph does not take into account the Participation Rate on the
                                 Notes, nor does it attempt to show your expected return on an investment in the Notes.
                                 The historical performance of the Basket and the Basket Currencies should not be taken as an indication of their future performance.

Use of Proceeds and Hedging...   The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                 Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the day we priced the Notes for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the
                                 Notes by taking positions in forwards and options contracts on the Basket Currencies.
                                 Such purchase activity could potentially have decreased the exchange rate of the Basket
                                 Currencies, and, therefore, the exchange rate that must prevail with respect to each of the Basket Currencies must close on the Valuation Date before you would receive at maturity a payment that exceeds the Minimum Payment Amount of the Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout

                                                         PS-23

========================================================================================================================

                                 the life of the Notes, including on the Valuation Date, by purchasing and selling the
                                 Basket Currencies or forwards or options contracts on the Basket Currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging activities, including by selling any such currencies or instruments on the Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Currencies and, therefore, adversely affect the value of the Basket Currencies on the Valuation Date or the payment that you will receive at maturity.

Supplemental Information
 Concerning Plan of
 Distribution................    Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                 Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                 Agent may allow a concession not in excess of 1.25% per Note to other dealers, which may include Morgan Stanley DW, Inc., Morgan Stanley & Co. International Limited and
                                 Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                 We expect to deliver the Notes against payment therefor in New York, New York on March
                                 3, 2006, which will be the eighth scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the Exchange
                                 Act, trades in the secondary market generally are required to settle in three Business
                                 Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or on or prior to the third
                                 Business Day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

                                 In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the
                                 Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                                         PS-24

========================================================================================================================

                                 General

                                 No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the
                                 Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each dealer through which we may offer the
                                 Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the
                                 Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                 Brazil

                                 The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                 Chile

                                 The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                 Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                 Hong Kong

                                 The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent
                                 has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely

                                                         PS-25

========================================================================================================================

                                 to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors"
                                 within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and
                                 any rules made thereunder.

                                 Mexico

                                 The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                 Accordingly, this pricing supplement, the accompanying prospectus supplement and the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in
                                 Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the
                                 Securities and Futures Act, Chapter 289 of Singapore.

                                 The People's Republic of China

                                 The Notes have not been and will not be registered with the Securities and Futures
                                 Bureau of the People's Republic of China and therefore may not be offered or sold in the People's Republic of China.

ERISA Matters for Pension
 Plans and Insurance
 Companies...................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                 should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and
                                 Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                 "Code"), with respect to many Plans, as well as many individual retirement accounts and
                                 Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the
                                 Code would likely arise, for example, if the Notes are acquired by or with

                                                         PS-26

========================================================================================================================

                                 the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                 ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                 ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                 Because we may be considered a party in interest with respect to many Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan
                                 Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the
                                 Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                         PS-27

========================================================================================================================

                                 Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of
                                 ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation.....................    The following summary is based on the opinion of Davis Polk & Wardwell, our counsel
                                 ("Tax Counsel"). Although the matter is not free from doubt, the Notes will be treated as "short-term" debt instruments for U.S. federal income tax purposes. There is no direct legal authority that addresses the proper tax treatment of short-term debt instruments similar to the Notes and consequently certain aspects of the tax treatment of the notes are uncertain. No statutory, judicial or administrative authority directly addresses the characterization of the Notes or instruments similar to the Notes for
                                 U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

                                 You are urged to consult your own tax advisors regarding all aspects of the U.S.
                                 federal income tax consequences of an investment in the Notes (including alternative treatments of the Notes) and with respect to the tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                 U.S. Holders

                                 Please read the discussions in the Tax Disclosure Sections of the accompanying prospectus supplement for further information relevant to the U.S. federal income tax consequences of investing in the Notes. Assuming the characterization of the Notes as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                 Prior to Maturity of the Notes. A cash method U.S. Holder will not be required to recognize income with respect to the Notes prior to maturity, other than pursuant to a sale or exchange as described below. Although accrual method holders and certain other holders are generally required to accrue interest on short-term notes on a straight line basis, because the amount of interest that will be received with respect to the
                                 Notes is uncertain, it is not clear how such accruals should be determined.

                                 Maturity of the Notes. Upon maturity of the Notes, if the amount of the payment on the
                                 Notes exceeds a U.S. Holder's tax basis in the Notes, such excess should be treated as ordinary income although it is unclear whether and to what extent such ordinary income will be treated as interest income or foreign currency gain. The U.S. Holder's basis in its Notes should equal the sum of amount paid to acquire the Notes and previously accrued interest income, if any. If, however, the amount of the payment is less than the holder's adjusted basis in the Notes, such difference should be treated as a short-term capital loss and may be subject to special reporting requirements if the loss exceeds certain thresholds.

                                                         PS-28

========================================================================================================================

                                 Sale or Exchange of the Notes. Upon a sale or exchange of the Notes, a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received upon such sale or exchange and the holder's adjusted basis in the Notes. The amount of any such loss should be treated as capital loss. It is not clear, however, whether and to what extent such gain should be treated as capital gain or ordinary income. A U.S. Holder should consult its tax advisors regarding the proper treatment of any gain recognized upon a sale or exchange of the Notes.

                                 Non-U.S. Holders

                                 Please read the discussions under "United States Federal Taxation--Tax Consequences to
                                 Non-U.S. Holders" in the accompanying prospectus supplement concerning the U.S. federal income and withholding tax consequences of investing in the Notes.

                                                         PS-29